UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2017 (Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.
On December 15, 2017, the Board of Directors of A. M. Castle & Co. (the “Company”) determined that the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) will be held on April 25, 2018, at 10:00 a.m., Central Time, at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.
The Company has set the close of business on January 15, 2018, as the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2018 Annual Meeting, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the 2018 Annual Meeting. Stockholders should deliver proposals to the Company at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523, Attention: Corporate Secretary. Any such proposals must satisfy the requirements set forth in Rule 14a‑8 of the Exchange Act.
In addition, a new deadline applies for stockholder proposals submitted outside of Rule 14a‑8 of the Exchange Act and nominations of candidates for election as directors. To be considered timely, such proposals and nominations must now be received by the Company’s Secretary no earlier than the close of business on December 26, 2017 and no later than the close of business on January 25, 2018. Any such proposals must also satisfy the requirements set forth in the Company’s amended and restated bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
December 15, 2017		Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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